UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report) August 9, 2007
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                           (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On August 9, 2007, the Registrant elected Gerald A. “Rusty” Wells to the Boards of Directors of the Registrant and of each of Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company, each a direct or indirect subsidiary of the Registrant, effective immediately.  Mr. Wells will also serve on the Audit and Compensation Committees of the Board of Directors of the Registrant.

Mr. Wells, age 51, is an active owner and partner of Alexander Investment Services, an NASD broker-dealer securities firm.  Mr. Wells received a Bachelor of Arts degree in Economics with a minor in Business from DePauw University in Greencastle, Indiana.

Mr. Wells is not related to Darrell A. Wells, the Registrant’s principal shareholder, chairman of its Board of Directors, and President and Chief Executive Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date:  August 13, 2007

By: /s/ Len E. Schweitzer
Len E. Schweitzer Vice President and Chief Financial Officer

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